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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                   STATE OF                                        PERCENTAGE
               COMPANY NAME                      INCORPORATION             TAX I.D.                OWNERSHIP
               ------------                      -------------             --------                ----------
Citizens Insurance Company of America            Colorado                  84-0583103              100% Direct

Insurance Investors, Inc.                        Texas                     74-1458561              100% Indirect

Industrial Benefits, Inc.                        Texas                     76-0159854              100% Indirect

Computing Technology, Inc.                       Colorado                  84-1037266              100% Indirect

American Liberty Exploration Corporation         Louisiana                 72-0895903              100% Indirect

American Liberty Exploration
Corporation, 1981-1                              Louisiana                 72-0914867              100% Indirect

American Liberty Exploration
Corporation, 1982-1                              Louisiana                 72-0928484              100% Indirect

Funeral Homes of America, Inc.                   Louisiana                 72-1148400              100% Indirect

United Security Life Insurance Company           Mississippi               64-0442514              100% Indirect

National Security Life and Accident
Insurance Co.                                    Texas                     75-0947122              100% Indirect

First Investors Group, Inc.                      Illinois                  37-1252577              100% Direct

Excalibur Insurance Corporation                  Illinois                  37-1357477              100% Direct

Central Investors Life Insurance Company
of Illinois                                      Illinois                  37-0862705              100% Indirect




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